UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2014

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Departure of Certain Officers

On September 18, 2014, Kadant Inc. (the “Company”) announced that Thomas M. O’Brien, the Company’s Chief Financial Officer and Executive Vice President, will retire from the Company on June 30, 2015. Mr. O’Brien will continue to serve as Chief Financial Officer until a successor has been named and will assist in the orderly transition of his CFO responsibilities through June 30, 2015 and provide certain post-employment assistance for up to a year afterwards.

A copy of the press release announcing Mr. O’Brien’s retirement is attached hereto as Exhibit 99.1.

(e)    Compensatory Arrangements of Certain Officers

On September 15, 2014, the Company entered into an Executive Transition Agreement (the “Transition Agreement”) with Mr. O’Brien in order to provide for an orderly transition to his successor as CFO and to provide an incentive for Mr. O’Brien to stay until June 30, 2015 and to obtain certain assurances and cooperation from him post-employment. Pursuant to the Transition Agreement, Mr. O’Brien will remain Executive Vice President through June 30, 2015 or such earlier date that his employment terminates (the “Separation Date”) and will continue to serve as Chief Financial Officer until a successor has been named and will assist in the orderly transition of his CFO responsibilities. The Amended and Restated Executive Retention Agreement, dated as of December 9, 2008 by and between the Company and Mr. O’Brien will not be renewed and will cease to be applicable to him as of the close of business on December 31, 2014.

The material terms of the Transition Agreement are as follows:

1.    Transition Period Compensation. From the date of the Transition Agreement through January 3, 2015, Mr. O’Brien will be paid a base salary at his current annual rate of $343,000 and, for the period commencing January 4, 2015 through the Separation Date, Mr. O’Brien will be paid a base salary at an annual rate at least equal to his current annual rate, as increased by the Company’s Compensation Committee of the Board of Directors in its sole discretion in accordance with its regular executive compensation review conducted in March 2015. Mr. O’Brien will remain eligible to participate in the Company’s Cash Incentive Plan and to receive an annual bonus determined in accordance with the current compensation practice of the Company, provided that for fiscal year 2014, such bonus will be based on his current target bonus of $232,000 and for fiscal year 2015, such bonus will be based on a target bonus at least equal to his current target bonus, as increased by the Company’s Compensation Committee of the Board of Directors in its sole discretion in accordance with its regular executive compensation review and will be prorated for the period of his employment.

Mr. O’Brien will remain eligible to participate in the Company’s executive and employee benefit plans and arrangements that are offered to executive officers and employees of the Company while he is an employee. If Mr. O’Brien is granted restricted stock unit awards in March 2015, such award will be equal in value to 1/3 the comparable value as restricted stock unit awards granted in accordance with the past practice of the Compensation Committee of the Board of Directors for the position of Chief Financial Officer of the Company but solely in time-based restricted stock units that will result in a distribution of the underlying shares of Company common stock on March 10, 2016.

KADANT INC.

2.    Business Protection Agreements. Before and following the Separation Date, Mr. O’Brien will be bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning clients, customers, business partners and employees of the Company, generally lasting for two years after employment ends (with the confidentiality lasting indefinitely). He has also agreed to assist on a part-time basis after his employment ends and until June 30, 2016. His continued payments under the Transition Agreement are conditioned on his compliance with the commitments described in this paragraph.

3.    Post-employment Compensation. To provide an incentive in the form of a stay bonus and related benefits for Mr. O’Brien to remain employed through June 30, 2015 (or upon his earlier termination without cause by the Company on or after January 1, 2015 and before June 30, 2015) and to provide certain post-employment assistance in transitioning his responsibilities, the Company has agreed as follows:

•
to pay Mr. O’Brien the sum of (i) his previously unpaid base salary through the Separation Date, (ii) his annual bonus payable to him for the most recently completed fiscal year and (iii) the amount of any compensation previously deferred by him and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (i), (ii) and (iii) are referred to as the “Accrued Obligations”);

•
in the event the Separation Date is before June 30, 2015, to pay to Mr. O’Brien, in equal monthly installments from the Separation Date through June 30, 2015, a sum equal to (i) the base salary that Mr. O’Brien would have received from the Separation Date through June 30, 2015; (ii) the maximum 401(k) plan matching contribution payable by the Company prorated for the period from the Separation Date through June 30, 2015; (iii) the present value of the incremental benefit to Mr. O’Brien under the Company’s defined benefit plan and Supplemental Executive Retirement Plan, in each case that Mr. O’Brien would have received under such plans had Mr. O’Brien continued to be a participant in such plans for the period from the Separation Date through June 30, 2015; and (iv) an amount equal to Mr. O’Brien’s perquisites payable or provided to Mr. O’Brien (to the extent not otherwise paid or provided) prorated for the period from the Separation Date through June 30, 2015, including but not limited to Mr. O’Brien car allowance, medical reimbursement program or other benefits being provided to Mr. O’Brien as of the Separation Date;

•	to pay to Mr. O’Brien a monthly cash payment of $40,000 for nine months beginning July 2015;

•	to pay to Mr. O’Brien his actual bonus for the 2015 fiscal year (in full and without proration);

•	to pay COBRA premiums for dual family coverage under the group health and dental insurance coverage through June 30, 2016; and

•
to cause each of Mr. O’Brien’s outstanding restricted stock unit awards that would have vested on or after March 10, 2015 to vest on the Separation Date and be distributed on March 10, 2015 (for restricted stock units that would have vested on such date) and on March 10, 2016 (for restricted stock units that would have otherwise vested after March 10, 2015) and to cause each of Mr. O’Brien’s outstanding stock option awards to become immediately vested on the Separation Date to the extent that they had not previously vested. The Compensation

KADANT INC.

Committee of the Board of Directors amended Mr. O’Brien’s outstanding restricted stock unit awards and outstanding stock options on September 15, 2014 to meet this requirement.

The foregoing payments are subject to Mr. O’Brien delivering a release and complying with the post-employment obligations contained in the Transition Agreement, as described above under Paragraph 2.

If Mr. O’Brien’s employment is terminated by the Company without cause prior to January 1, 2015, Mr. O’Brien will be entitled to receive in a lump sum in cash an amount equal to the Accrued Obligations (other than deferred amounts due later).

If Mr. O’Brien voluntarily resigns or the Company terminates his employment for cause prior to June 30, 2015, the Company will pay to Mr. O’Brien, in a lump sum in cash, the Accrued Obligations (other than deferred amounts due later).

In the event of Mr. O’Brien’s death or disability prior to June 30, 2015, the Company will (a) pay to Mr. O’Brien (or his estate, if applicable), in a lump sum, the Accrued Obligations and (b) pay to Mr. O’Brien (or his estate, if applicable), in a lump sum in cash, an pro-rated target or reference bonus for the fiscal year in which death or disability occurs.

4.    Release. Pursuant to the Transition Agreement, in order to collect his post-employment compensation and cash retention payment (other than the Accrued Obligations), Mr. O’Brien will have to execute and deliver to the Company a release of claims in a reasonable form provided by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on September 18, 2014

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: September 18, 2014	By	/s/ Jonathan W. Painter
Jonathan W. Painter President and Chief Executive Officer

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